UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increase and Payment of Bonus to Chief Executive Officer

On January 22, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Apricus Biosciences, Inc. (the “Company”) approved a base salary increase for 2015 and cash bonus payment for the 2014 fiscal year for Richard Pascoe, the Company’s Chief Executive Officer. Under the Company’s bonus program, the target performance bonus for Richard Pascoe, the Company’s Chief Executive Officer, is 50% of base salary. Bonus payments were based on the Committee’s evaluation of the Company’s performance relative to the performance goals established by the Committee for 2014. Mr. Pascoe’s 2015 base salary will be $473,200, representing an increase of 4% over his 2014 base salary, and his 2014 bonus will be $170,625.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: January 26, 2015	By:	/s/ Richard Pascoe
Name: Richard Pascoe
Title: Chief Executive Officer

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